                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

                      [Letterhead of Paritz & Company, PA]

         We have issued our report dated February 24, 2000, accompanying the financial statements of Trimol Group, Inc., to be contained in the Annual
Report on Form 10-KSB (the "10-KSB") for Trimol Group, Inc., a Delaware corporation (the "Company") for its fiscal year ended December 31, 1999. We consent to the use of the aforementioned reports in the 10-KSB and to the use of our name as it appears therein.


                                  /s/ PARITZ & COMPANY, PA
                                  ------------------------------

                                  April 10, 2000